                                                                    Exhibit 99.2


UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


As of July 23, 2004, Escalon Medical Corp. ("Escalon" or the "Company") acquired approximately 67% of the outstanding ordinary shares of Drew Scientific Group PLC, a United Kingdom company ("Drew"), pursuant to the Company's exchange offer in which the Company offered 900,000 shares of the Company's common stock for all of the outstanding ordinary shares of Drew. Each Drew stockholder, therefore, has received or will receive 0.01010 shares of the Company's common stock for each ordinary share of Drew owned by the stockholder. The closing price of the Company's common stock on July 23, 2004 was $9.40 per share. As of September 28, 2004, the Company had acquired approximately 94% of the outstanding issued ordinary shares of Drew for the issuance of an aggregate of approximately 843,000 shares of the Company's common stock. The Company has instituted procedures established under United Kingdom law to acquire the remaining Drew ordinary shares.

For purposes of the pro forma financial information included in this report, the Company has assumed the issuance of 900,000 shares of the Company's common stock for the acquisition of all of the outstanding ordinary shares of Drew. The value of the Company's common stock of $8,181,000 was calculated by multiplying the 900,000 shares by $9.09, which was the average closing price of the Company's common stock for the five day trading period beginning July 21, 2004 and ending July 27, 2004. The estimated acquisition-related costs of $1,225,000 consist primarily of investment banking, legal and accounting fees that are directly related to the acquisition of Drew. Therefore, the total consideration for the acquisition of Drew has been valued approximately at $16,147,000 which includes approximately $6,790,000 of assumed liabilities net of approximately $49,000 acquired cash.

Escalon is providing the following unaudited pro forma condensed consolidated financial statements to provide a view of what the results of operations and financial position of Escalon might have been had the acquisition been completed at an earlier date. The unaudited pro forma condensed consolidated statements of operations for the year ended June 30, 2004 give effect to the acquisition of Drew by Escalon as if it had occurred on July 1, 2003. The pro forma statement of operations for the twelve months ended June 30, 2004 is based on historical results of operations of Escalon for the twelve months ended June 30, 2004 and the historical results of operations of Drew for the twelve months ended March 31, 2004. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2004 gives effect to the acquisition of Drew as if the transaction had occurred on that date. The pro forma balance sheet is based on the historical balance sheet of Escalon as of June 30, 2004 and the historical balance sheet of Drew as of March 31, 2004.

Escalon's acquisition of Drew will be accounted for using the purchase method of accounting, as prescribed by Statement of Financial Accounting Standards No. 141 ("SFAS 141"), "Business Combinations." Accordingly, the purchase price will be allocated to the estimated fair value of identifiable net assets acquired. Any excess purchase price remaining after this allocation will be accounted for as goodwill, which will not be amortized.

Escalon has prepared these unaudited pro forma condensed consolidated financial statements based on available information, using assumptions that Escalon's management believes are reasonable. These unaudited pro forma condensed consolidated financial statements are being provided for informational purposes only. They do not purport to represent Escalon's actual financial position or results of operations had the acquisition occurred on the dates specified nor do they project Escalon's results of operations or financial position for any future period or date.

The unaudited pro forma consolidated statement of operations does not reflect any adjustments for nonrecurring items or operating synergies expected to occur after assimilation of Drew operations. The pro forma adjustments are based on certain assumptions and other information that are subject to change as additional information becomes available. Accordingly, the adjustments included in Escalon's financial statements published after the completion of the acquisition will vary from the adjustments included in these unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with Escalon's and Drew's audited and unaudited historical financial statements and related notes as well as "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Drew's audited historical financial statements and related notes.

                     ESCALON MEDICAL CORP. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 2004


                                                      Escalon            Drew
                                                      June 30,          March 31,          Pro Forma       Pro Forma
                                                        2004              2004          Adjustments(1)     As Adjusted
                                                    ------------      ------------      --------------   ------------
ASSETS
Current assets:
  Cash and cash equivalents                         $ 12,601,971      $     49,137                        $12,651,108
  Accounts receivable, net                             2,492,689         2,190,653                          4,683,342
  Inventory, net                                       1,781,592         2,322,560 2d   $   126,155         4,230,307
  Note receivable                                        150,000                --                            150,000
  Other current assets                                   539,508           635,644 2c      (231,014)          944,138
                                                    ------------      ------------      -----------      ------------
    Total current assets                              17,565,760         5,197,994         (104,859)       22,658,895

Furniture and equipment, net                             409,187         1,475,500                          1,884,687
Goodwill                                              10,591,795         8,097,685 2e    (8,097,685)       20,156,284
                                                                                   2b     9,564,489
Trademarks and trade names, net                          616,906                --                            616,906
License and distribution rights, net                          --           168,995                            168,995
Patents, net                                             172,078           299,117                            471,195
Other assets                                             101,389                --                            101,389
                                                    ------------      ------------      -----------      ------------
    Total assets                                    $ 29,457,115      $ 15,239,291      $ 1,361,945       $46,058,351
                                                    ============      ============      ===========      ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Line of credit                                    $    250,000      $  1,941,540                        $ 2,191,540
  Current portion of long-term debt                    1,621,687           412,476                          2,034,163
  Accounts payable                                       499,242         1,851,293                          2,350,535
  Accrued compensation and taxes                         908,568           381,640                          1,290,208
  Other current liabilities                              320,930         1,492,154 2c   $   993,986         2,807,070
                                                    ------------      ------------      -----------      ------------
    Total current liabilities                          3,600,427         6,079,103          993,986        10,673,516

Long-term debt, net of current portion                 2,396,019           711,503                          3,107,522
                                                    ------------      ------------      -----------      ------------
    Total liabilities                                  5,996,446         6,790,606          993,986        13,781,038

Shareholders' equity                                  23,460,669         8,448,685 2b     9,564,489        32,277,313
                                                                                   2c    (1,225,000)
                                                                                   2d       126,155
                                                                                   2e    (8,097,685)
                                                    ------------      ------------      -----------      ------------
Total liabilities and shareholders' equity          $ 29,457,115      $ 15,239,291      $ 1,361,945       $46,058,351
                                                    ============      ============      ===========      ============

    The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

                     ESCALON MEDICAL CORP. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                        TWELVE MONTHS ENDED JUNE 30, 2004


                                                                                  Pro Forma       Pro Forma
                                               Escalon              Drew        Adjustments(1)    As Adjusted
                                             ------------       ------------    --------------   ------------
Product revenue                              $ 12,347,922       $ 14,970,458                     $ 27,318,380
Other revenue                                   2,372,845                 --                        2,372,845
                                             ------------       ------------       --------      ------------
Revenues, net                                  14,720,767         14,970,458                       29,691,225
                                             ------------       ------------       --------      ------------
Costs and expenses:
  Cost of goods sold                            5,475,703         11,540,684 3a    $139,094        17,155,481
  Research and development                        776,496          1,239,720                        2,016,216
  Marketing, general and administrative         5,206,067          6,051,896                       11,257,963
  Restructuring costs                                                991,100                          991,100
  Impairment of long-lived assets                                    369,142                          369,142
                                             ------------       ------------       --------      ------------
    Total costs and expenses                   11,458,266         20,192,542        139,094        31,789,902
                                             ------------       ------------       --------      ------------
Income from operations                          3,262,501         (5,222,084)      (139,094)       (2,098,677)
                                             ------------       ------------       --------      ------------
Other income and expenses:
  Interest income                                  59,072                 --                           59,072
  Interest expense                               (406,543)          (226,848)                        (633,391)
                                             ------------       ------------       --------      ------------
    Total other income and expenses              (347,471)          (226,848)                        (574,319)
                                             ------------       ------------       --------      ------------
Income loss before income taxes                 2,915,030         (5,448,932)      (139,094)       (2,672,996)
Income taxes                                     (173,300)            34,665                         (138,635)
                                             ------------       ------------       --------      ------------
Net income (loss)                            $  2,741,730       $ (5,414,267)     $(139,094)     $ (2,811,631)
                                             ============       ============       ========      ============


Basic net income (loss) per share            $      0.704                                        $     (0.586)
                                             ============                                        ============

Diluted net income (loss)  per share         $      0.637                                        $     (0.586)
                                             ============                                        ============

  Weighted average shares - basic               3,896,951                    3b     900,000         4,796,951
                                             ============                                        ============
  Weighted average shares - diluted             4,304,375                    3b     492,576         4,796,951
                                             ============                                        ============


    The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

--------------------------------------------------------------------------------
                             Notes to the Unaudited
             Pro Forma Condensed Consolidated Financial Statements

1.  Basis of Presentation

         The following summary of pro forma adjustments is based on available information and certain estimates and assumptions. Therefore, the actual adjustments will differ from the pro forma adjustments. Escalon believes that such assumptions provide a reasonable basis for presenting the significant effects of the acquisition and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the statements.

         Escalon has accounted for the acquisition in accordance with the requirements of SFAS No. 141, "Business Combinations." Accordingly, Escalon recognized certain intangible assets acquired separately from goodwill, which represents the excess of the purchase price over the estimated fair value of identifiable assets acquired and liabilities assumed. In accordance with the provisions of SFAS No. 142, "Goodwill and Other Intangible Assets," goodwill will not be amortized but will be reviewed for impairment in accordance with the provisions of SFAS No. 142.

         Amounts for Escalon and Drew were derived from the historical financial statements of Escalon and Drew.

2.  Adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet

(a) The Unaudited Pro Forma Condensed Consolidated Balance Sheet gives effect to the following transactions and events: (1) the issuance of Escalon common stock in exchange for all outstanding Drew common stock; and (2) the allocation of the purchase price to the assets acquired and liabilities assumed based on a preliminary estimate of their respective fair values at March 31, 2004 without consideration for the recognition of deferred income taxes that may exist, arising from differences in the fair values of assets acquired and liabilities assumed for financial reporting purposes and their respective tax bases, and related valuation allowances, if any.

The market value of the Escalon common stock to be issued will be based on the average closing price of Escalon's common stock for the five-day trading period beginning July 21, 2004 and ending July 27, 2004, which was $9.09.

The following represents the estimated pro forma purchase price allocation. The final purchase price allocation will be based on fair values of the acquired assets and assumed liabilities as of the actual acquisition date. Assuming the transaction occurred on June 30, 2004, the estimated purchase price allocation for the acquisition of Drew would have been as follows:

Common stock to be issued                                          $ 8,181,000
Estimated direct costs of acquisition                                1,225,000
Liabilities assumed:
  Accounts payable and accrued expenses                              3,725,087
  Debt                                                               3,065,519
Cash acquired                                                          (49,137)
                                                                   -----------
Total purchase price                                               $16,147,469
                                                                   ===========

Accounts receivable                                                  2,190,653
Inventory                                                            2,448,715
Property & equipment                                                 1,475,500
Other non-current assets                                               468,112
                                                                   -----------

Estimated fair value of identifiable assets acquired                 6,582,980
                                                                   -----------

Excess of purchase price over net assets acquired                  $ 9,564,489
                                                                   ===========


(b) As of September 28, 2004, Escalon received acceptance of its offer by approximately 94% of outstanding Drew shareholders. The Company has instituted procedures established under United Kingdom law to acquire the remaining 6% of Drew shares. The unaudited condensed pro forma financial information assumes that Escalon has acquired 100% of the Drew outstanding shares in exchange for 900,000 Escalon common shares. The unaudited pro forma condensed consolidated balance sheet reflects the issuance of 900,000 shares of Escalon common stock at a par value $0.001 per share. The market value of the Escalon common stock to be issued is based on the average closing price of Escalon's common stock for the five-day trading period beginning July 21, 2004 and ending July 27, 2004, which was $9.09. The excess fair value over the par value of Escalon common stock issued amounting to $9,564,489 was recorded as an adjustment to paid-in capital.

(c) The pro forma adjustments reflect the accrual of $993,986 of estimated acquisition costs which consist primarily of investment banker, legal and accounting fees to be incurred directly related to the acquisition of Drew. Additionally, Escalon incurred $231,014 of related costs that were capitalized in its June 30, 2004 Balance Sheet.

(d) The pro forma adjustment reflects the adjustment to fair market value of finished goods and work in process inventory.

(e) The pro forma balance sheet includes adjustments to eliminate $8,097,685 of goodwill from the historical balance sheet of Drew.

The purchase price allocation for the acquisition of Drew is preliminary and is subject to adjustment upon finalization of purchase accounting as of the date of the consummation of the acquisition. Additionally, Escalon has not completed its valuation of the tangible and intangible assets and liabilities acquired including deferred income taxes and resulting valuation allowance, if any, arising from the differences between the fair value of assets acquired and liabilities assumed and their respective tax bases. As a result, the final allocation of the excess of purchase price over the book value of the net assets acquired could differ materially. Upon completion of its valuation of the tangible and intangible assets and liabilities to be acquired, certain identifiable intangible assets may be recorded that would be subject to amortization. Assuming a ten-year life, every $100,000 of identifiable intangible assets recorded would result in approximately $10,000 of annual amortization expense in the pro forma statement of operations.

3. Adjustments to Unaudited Pro Forma Condensed Consolidated Statement of Operations

(a) Reflects the net effect of the adjustment to fair market value for finished goods and work in process inventory.

(b) Reflects an adjustment for the issuance of 900,000 shares of Escalon for all of the outstanding shares of Drew and assumes that such shares were issued and outstanding as of the beginning of the period. The adjustment to the diluted weighted average shares outstanding reflects the 900,000 shares, reduced by 407,424 shares representing dilutive securities (options and warrants) reflected in Escalon's diluted weighted average shares.

Escalon and Drew have deferred tax assets at June 30, 2004 and March 31, 2004, respectively, primarily consisting of the tax effect of net operating loss carryforwards. There are 100% valuation allowances against both deferred tax assets, due to the uncertainty of realizing such assets in the future. The accompanying unaudited pro forma condensed consolidated statement of operations do not reflect any change to management's evaluation of the realization of the deferred tax asset.